SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                                 FORM 8-K



                    Pursuant to Section 13 or 15(d) of
                    The Securities Exchange Act of 1934

                               June 9, 1999



                        DELTA PETROLEUM CORPORATION
          (Exact name of registrant as specified in its charter)



        Colorado                       0-16203             84-1060803
       (State of                      Commission        (I.R.S. Employer
     Incorporation)                    File No.         Identification No.)



        Suite 3310
        555 17th Street
        Denver, Colorado                                    80202
   (Address of principal executive offices)               (Zip Code)




      Registrant's telephone number, including area code:
                            (303) 293-9133



ITEM 5.   OTHER EVENTS

          On June 9, 1999, Delta Petroleum Corporation ("Delta" or the "Company") announced that it had entered into an agreement which gives it the opportunity to acquire Whiting Petroleum Corporation's interest in the Point Argeullo Unit, with its three platforms (Hidalgo, Harvest and Hermosa), along with Whiting's interest in the adjacent undeveloped
Rocky Point Unit (the "Properties"). A copy of the agreement ("Agreement") dated June 8, 1999 is incorporated herein as Exhibit 99.1. Whiting has a 6.07% interest in the Point Arguello Unit and an approximately 70% interest in the Rocky Point Unit. These properties are located in federal waters offshore Santa Barbara, California, in the area of Delta's other offshore properties.

          In exchange for these properties, Delta has paid Whiting $1,000,000 and has agreed to pay an additional $5,000,000 by December 1, 1999. Delta has also agreed to issue 300,000 shares of its restricted common stock, including 50,000 shares under a January 12, 1999 option agreement between the parties which was replaced by the Agreement.
The effective date of the purchase will be April 1, 1999. In addition, Whiting will retain all of its proportionate share of future abandonment liability associated with the Point Arguello project for both onshore and offshore facilities. Currently, the Point Arguello Unit platforms are producing a combined 24,000 barrels of oil per day. Although the project is experiencing positive cash flow, Delta and Whiting have agreed that if development and operating expenses are not covered by production revenues then, at Delta's election, until December 21, 2000, Whiting will invest up to $2,000,000 in Delta through the purchase of Delta preferred stock to cover such costs.

          $1,000,000 of the purchase price was paid June 1, 1999, as required by the Agreement, an additional $2,000,000 is due August 1,
1999 and an additional $3,000,000 is due December 1, 1999. The Company's officers have loaned the first $1,000,000 to the Company on terms for interest and timing identical to those upon which the officers borrowed the funds from a private source with the assets of the Company pledged to secure the loan from the officers to the Company. A copy of the promissory note is attached hereto as Exhibit 99.2. In connection with this loan the Company's President, Roger A. Parker, was issued options to purchase 89,868 shares at $.05 per share and the exercise prices of the existing options of Mr. Parker and the Company's Chairman, Aleron H.
Larson, Jr. were reduced to $.05 per share.   The Company is currently
negotiating with several sources for the financing and/or investments required for the acquisition although there is no assurance that it will be successful in securing these funds. Under certain circumstances the Company may be able to purchase a lesser portion of Whiting's interest in the properties for a proportionately lesser amount of the cash portion of the acquisition cost. (See Exhibit 99.1)

          The Company will also pay a fee to an unaffiliated third party for arranging the transaction which fee will consist of a 3% overriding royalty interest in the Properties, proportionately reduced to the interest acquired, plus 200,000 shares of restricted Delta common stock.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

   99.1   Purchase and Sale Agreement dated June 8, 1999 (without exhibits).

   99.2   Promissory Note dated May 24, 1999.

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  DELTA PETROLEUM CORPORATION
                                   (Registrant)


Date:  June 9, 1999                By:  s/Aleron H. Larson, Jr.
                                        Aleron H. Larson, Jr.
                                          Chairman/C.E.O.


                              INDEX TO EXHIBITS


(1)  Underwriting Agreement.  Not applicable.

(2) Plan of Acquisition, Reorganization, Arrangement, Liquidation or Succession. Not applicable.

(3)  (i)  Articles of Incorporation. Not applicable.
     (ii) Bylaws. Not applicable.

(4) Instruments Defining the Rights of Security Holders, including Indentures. Not applicable.

(5)  Opinion: re: Legality.  Not applicable.

(6)  Opinion: Discount on Capital Shares.  Not applicable.

(7)  Opinion: re: Liquidation Preference. Not Applicable.

(8)  Opinion: re: Tax Matters.  Not Applicable.

(9)  Voting Trust Agreement.  Not Applicable.

(10) Material Contracts. Not Applicable.

(11) Statement re: Computation of Per Share Earnings.
      Not Applicable.

(12) Statement re: Computation of Ratios.  Not Applicable.

(13) Annual Report to Security Holders, etc. Not Applicable.

(14) Material Foreign Patents.  Not Applicable.

(15) Letter re: Unaudited Interim Financial Information.
     Not Applicable.

(16) Letter re: Change in Certifying Accountant.
     Not applicable.

(17) Letter re: Director Resignation.  Not applicable.

(18) Letter re: Change in Accounting Principles.  Not Applicable.

(19) Report Furnished to Security Holders.  Not Applicable.

(20) Other Documents or Statements to Security Holders.
     Not applicable.

(21) Subsidiaries of the Registrant.  Not Applicable.

(22) Published Report Regarding Matters Submitted to Vote of Security Holders. Not Applicable.

(23) Consents of Experts and Counsel.  Not applicable.

(24) Power of Attorney. Not applicable.

(25) Statement of Eligibility of Trustee.  Not Applicable.

(26) Invitations for Competitive Bids.  Not Applicable.

(27) Financial Data Schedule.  Not Applicable.

(99) Additional Exhibits.

     99.1 Purchase and Sale Agreement dated June 8, 1999 (without exhibits).

     99.2 Promissory Note dated May 24, 1999.